UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

February 26, 2010

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer Identification Number)

14000 SAN BERNARDINO AVENUE FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication under Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c)	RESIGNATION OF DIRECTOR

Mr. Masakazu Kurushima, a member of the Company’s Board of Directors and the Chairman of the Board since July 1, 2008, has announced that he will be resigning from the Board effective as of March 31st, 2010, to become corporate auditor of JFE Shoji Holdings, Inc. JFE Steel Corporation , the owner of 50% of the equity stock of the Company, holds a majority interest in JFE Shoji Holdings, Inc.

Mr. Hiroshi Adachi, who has served as a Director for the Company since April 2007, will take Mr. Kurushima’s place as the new Chairman of the Board. Mr. Adachi is currently President of JFE Steel America, Inc. and has held various management positions at NKK Corporation, NKK America and JFE Steel Corporation with a primary focus on sales.

A successor for the vacant Director position left open by Mr. Kurushima has not yet been selected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 26, 2010	CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/s/ VICENTE WRIGHT
Vicente Wright,
President and Chief Executive Officer